SCHEDULE 14C INFORMATION
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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First Investors Tax Exempt Funds
 (Name of Registrant as Specified in Its Charter)

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FIRST INVESTORS CALIFORNIA TAX EXEMPT FUND
FIRST INVESTORS NEW JERSEY TAX EXEMPT FUND
FIRST INVESTORS NEW YORK TAX EXEMPT FUND
FIRST INVESTORS OREGON TAX EXEMPT FUND

Each a series of First Investors Tax Exempt Funds

40 Wall Street
New York, New York

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the First Investors California Tax Exempt Fund, First Investors New Jersey Tax Exempt Fund, First Investors New York Tax Exempt Fund and First Investors Oregon Tax Exempt Fund (each, a “Fund” and together, the “Funds”), each a series of First Investors Tax Exempt Funds (the “Trust”).  On August 16, 2018 the Board of Trustees of the Trust (the “Board” or “Trustees”) approved the appointment of Green Square Asset Management, LLC (“Green Square”) as a new subadviser to the Funds.  Green Square began subadvising a portion of the assets of the Funds pursuant to Green Square’s high yield municipal bond strategy as of December 7, 2018.  The Funds’ other assets continue to be directly managed by Foresters Investment Management Company, Inc. (“FIMCO” or the “Adviser”). The appointment of Green Square has not resulted in any changes to the Funds’ investment objective or the advisory fee rate paid by the Funds to the Adviser. The Adviser, and not the Funds, pays Green Square’s subadvisory fees.

The Information Statement is being furnished in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Adviser and the Trust, on behalf of the Funds, are permitted to enter into new or modified subadvisory agreements with existing or unaffiliated subadvisers with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Green Square. This information statement also discusses certain material terms of the subadvisory agreement among Green Square, the Adviser and the Trust, on behalf of the Funds, dated January 31, 2018, as amended December 7, 2018 (“Agreement”), which will be filed as an exhibit to the Trust’s registration statement. No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Adviser is located at 40 Wall Street, New York, New York 10005. The Adviser serves as each Fund’s investment adviser pursuant to an investment advisory agreement dated as of January 19, 2011. In this capacity, the Adviser, among other matters, provides portfolio management for the Funds and monitors the performance of any subadviser of the Funds, including Green Square.

The issued and outstanding shares of the Funds as of December 7, 2018 (the “Record Date”) are set forth in Appendix A. Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of each class of each Fund as of the Record Date. As of the Record Date, the Trustees or Officers of the Funds, as a group, owned less than 1% of any class of shares of the Funds.

You may obtain a copy of the Funds’ most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by contacting the Funds by phone at 800-423-4026, by writing to us at Foresters Investor Services, Inc., Raritan Plaza I, Edison, N.J. 08837-3620 or by visiting our website at www.forestersfinancial.com.

APPOINTMENT OF GREEN SQUARE

At the August 16, 2018 meeting (the “August Meeting”) of the Board, the Board, including a majority of Board members who are not interested persons of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), discussed and approved the Agreement for each Fund.

The Board was provided with materials relating to the proposed appointment of Green Square by FIMCO and by Green Square prior to the August Meeting. In addition, the Board had been provided with detailed information regarding Green Square and its high yield municipal bond strategy at the August 23, 2017 and November 16, 2017 Board meetings, at which time the Board had approved Green Square to manage a portion of assets of the First Investors Tax Exempt Income Fund and First Investors Tax Exempt Opportunities Fund, other funds in the Trust, using such a strategy. The Trustees had also met in person with representatives of Green Square at the August 23, 2017 Board meeting to discuss, among other matters, its high yield municipal bond strategy, the same strategy that will be used for the Funds.  At the August Meeting, the Trustees also met in person with senior officers of FIMCO, Trust counsel, independent legal counsel to the Independent Trustees (“Independent Legal Counsel”) and others to receive information on, and discuss the proposed approval of, the Agreement with respect to each Fund.  Certain of the factors and conclusions that formed the basis for the approval of the Sub-Advisory Agreement are discussed below.

In making its determinations, the Board took into account Green Square’s management style, investment strategies, investment philosophy and process, past investment performance with respect to the strategy at issue, and the personnel who would be providing services to the Funds. In evaluating the Agreement, the Board also reviewed information provided by FIMCO and Green Square, including the terms of the Agreement and information regarding fee arrangements, including the structure of the sub-advisory fee, the method of computing fees, and the frequency of payment of fees.  In addition, the Board reviewed, among other things, information regarding Green Square’s investment program for implementing a high yield municipal bond strategy for a portion of each Fund’s assets, compliance program, insurance coverage, brokerage practices and financial condition, including representations from FIMCO that the financial condition of Green Square was satisfactory.

After discussion and consideration among themselves, and with FIMCO, Trust counsel and Independent Legal Counsel, including during an executive session with Independent Legal Counsel held the day before the August Meeting, the Trustees concluded as follows with respect to the Agreement:

•	The nature and extent of the investment sub-advisory services to be provided to the Funds by Green Square was consistent with the terms of the Agreement;

•	The prospects for satisfactory investment performance of the Funds’ high yield municipal bond strategy were reasonable;

•	FIMCO and not the Funds would pay the subadvisory fees of Green Square and therefore, there would be no change to the overall advisory fees charged to the Funds by FIMCO;

•
FIMCO had agreed to a flat fee schedule with Green Square, rather than a fee schedule with breakpoints, and that Green Square indicated that it does not anticipate that its subadvisory fees would be impacted by any economies of scale;

•
The cost of services to be provided by Green Square to the Funds and the profits realized by Green Square from its relationship with the Funds would be assessed when the Board first considers the renewal of the Agreement; and

•	Green Square does not utilize any soft dollar arrangements or receive other “fall out” or ancillary benefits from its services to the Funds.

Based on all relevant information and factors, none of which was individually determinative of the outcome, the Board, including a majority of the Independent Trustees, concluded that the approval of the Agreement was in the best interests of each Fund and its shareholders and unanimously approved such Agreement.

DESCRIPTION OF THE SUBADVISORY AGREEMENT

The Agreement among Green Square, the Trust, on behalf of the Funds, and the Adviser, which is dated January 31, 2018, as amended December 7, 2018, will continue in effect for an initial term of two years with respect to each Fund. After the initial two-year term, the Agreement will continue in effect with respect to a Fund only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Independent Trustees.

Under the Agreement, Green Square manages a portion of each Fund’s assets allocated to it from time to time by the Adviser. The Adviser may change the amount of assets allocated to Green Square at any time. Green Square has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with each Fund’s objectives, policies and restrictions, and the more specific guidelines provided by the Adviser. Green Square is subject to general supervision by the Board and officers of the Funds and the Adviser.

The Agreement states that Green Square and its officers, employees and partners will not be liable for loss sustained by the Trust or its officers, Trustees or shareholders or any other person on account of the services which Green Square renders or fails to render under the Agreement, except by reason of Green Square’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under the Agreement. The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of a Fund (with respect to that Fund) on not less than thirty days’ nor more than sixty days’ written notice. Green Square may also terminate the Agreement without penalty on not less than thirty days’ nor more than sixty days’ written notice to the other parties.

FIMCO, and not the Funds, will pay Green Square an annual fee computed as follows:
1.  The average daily net assets of First Investors Tax Exempt Income Fund, First Investors Tax Exempt Opportunities Fund, First Investors California Tax Exempt Fund, First Investors New Jersey Tax Exempt Fund, First Investors New York Tax Exempt Fund and First Investors Oregon

Tax Exempt Fund managed by Green Square shall be aggregated;
2.  A blended fee shall then be computed on the sum as if the six funds were combined using the following schedule:
Subadvisory Fees as % of Average Daily Net Assets
0.40%
3. The fee payable under this Agreement with respect to each fund shall then be computed by multiplying the fee by the ratio of the average daily net assets of each fund to the sum of the average daily net assets of the funds that are being managed by Green Square.
INFORMATION ABOUT GREEN SQUARE

Green Square, located at 61 Fletcher Street, Winchester, MA, 01890, was founded in 2016. As of December 7, 2018, Green Square managed approximately $481 million in assets.

The following table provides the name and principal occupation of the directors and executive officers of Green Square. The address of each of the directors and executive officers as it relates to that person’s position with Green Square is 61 Fletcher Street, Winchester, MA, 01890.

Name	Principal Occupation*
Timothy Pynchon	Portfolio Manager and Managing Director
Joseph Gulli	Portfolio Manager and Managing Director
Darrell Horn	Managing Director
Richard Finch	Chief Compliance Officer
James West	Chief Investment Officer

*
None of the principal executive officers and directors of Green Square listed above have other principal employment other than their respective positions with Green Square or positions with Green Square affiliates.

Information with respect to the advisory or subadvisory fees charged by Green Square to comparable funds subject to the 1940 Act that it advises or subadvises is provided in Appendix C to this Information statement.

ADDITIONAL INFORMATION ABOUT THE FUNDS

Certain of the Adviser’s affiliates receive compensation for providing services to the Funds.

Principal Underwriter

Foresters Financial Services, Inc., 40 Wall Street, New York, NY 10005 is each Fund’s principal underwriter and distributor.

Transfer Agent

Foresters Investor Services, Inc., located at Raritan Plaza 1, Edison, NJ  08837, is the transfer agent for the Funds.

For the fiscal year ended December 31, 2017, the Adviser received advisory fees, net of waivers, of $291,546 for the California Tax Exempt Fund; $252,933 for the New Jersey Tax Exempt Fund; $837,290 for the New York Tax Exempt Fund; and $277,050 for the Oregon Tax Exempt Fund. For the fiscal year ended December 31, 2017, the Adviser waived advisory fees in the amount of $58,309 for the California Tax Exempt Fund; $50,586 for the New Jersey Tax Exempt Fund; $167,458 For the New York Tax Exempt Fund; and $55,409 for the Oregon Tax Exempt Fund.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Funds will mail only one copy of this information statement to a household (i.e. shareholders who share the same mailing address and share the same last name and have invested in a Fund covered by this information statement), even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. You may request that separate copies of this information statement be mailed to you by writing to the Funds’ transfer agent at:  Foresters Investor Services, Inc., Raritan Plaza I, Edison, NJ 08837-3620 or calling us at: 1 (800) 423-4026.

APPENDIX A

CALIFORNIA TAX EXEMPT FUND
OUTSTANDING SHARES
(As of December 7, 2018)

Outstanding Shares	Class A	Advisor Class	Institutional Class
California Tax Exempt Fund	3,979,171	616,700	530

NEW JERSEY TAX EXEMPT FUND
OUTSTANDING SHARES
(As of December 7, 2018)

Outstanding Shares	Class A	Class B	Advisor Clas	Institutional Class
New Jersey Tax Exempt Fund	3,563,453	20,720	199,097	525

NEW YORK TAX EXEMPT FUND
OUTSTANDING SHARES
(As of December 7, 2018)

Outstanding Shares	Class A	Class B	Advisor Class	Institutional Class
New York Tax Exempt Fund	10,846,740	81,003	801,532	466

OREGON TAX EXEMPT FUND
OUTSTANDING SHARES
(As of December 7, 2018)

Outstanding Shares	Class A	Class B	Advisor Class	Institutional Class
Oregon Tax Exempt Fund	3,740,765	371	372,920	492

APPENDIX B

CALIFORNIA TAX
EXEMPT FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
DECEMBER 7, 2018

Shareholder Name and Address	Class A	Advisor Class	Institutional Class
LPL Financial Corporation* P.O. Box 50926 San Diego, CA 92150-2926		11.0%
Pershing LLC* P.O. Box 2052 Jersey City		86.9%
Foresters Financial Services, Inc. Raritan Plaza I Edison NJ 08837			100.0%

* Denotes record owner of Fund shares only

NEW JERSEY TAX
EXEMPT FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
DECEMBER 7, 2018

Shareholder Name and Address	Class A	Class B	Advisor Class	Institutional Class
Recynthia Henderson PO Box 6193 Freehold, NJ 07728		5.9%
Stephan Bonner and Deborah Bonner 19 S Union Street Manahawkin, NJ 05080		7.8%
Ellen Walters 372 N 1st Street Surf City, NJ 08008		9.7%
James Campbell 701 Hardean Road Brick, NJ 08724		10.5%
First Clearing LLC* 1 N. Jefferson Avenue St. Louis, MO 63103-2205	5.5%	21.5%
Jennifer Wilkinson and Karen Wilkinson 725 Center Street Piscataway, NJ 08854		31.3%
LPL Financial Corporation* P.O. Box 50926 San Diego, CA 92150-2926			46.2%

Pershing LLC* PO Box 2052 Jersey City, NJ 07303	53.7%
Foresters Financial Services, Inc. Raritan Plaza I Edison NJ 08837		100.0%

* Denotes record owner of Fund shares only

NEW YORK TAX
EXEMPT FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
DECEMBER 7, 2018

Shareholder Name and Address	Class A	Class B	Advisor Class	Institutional Class
Anthony Ragazzo and Janice Ragazzo 27 Bayberry Street Hopewell Junction, NY 12533		5.3%
Lynn Paul 25 Sidney Ave Farmingville NY 11738		5.4%
First Clearing LLC* 1 N Jefferson Ave Saint Louis, MO 63103		5.9%
David Gant and Arlene Gant 30 Hilltop Acres Yonkers, NY 10704		13.3%
Lydia Sawchuk 245 E 40th Street New York, NY 10016		16.9%
Anne Marie Martinkat 6 Wildflower Way Cohoes, NY 12047		22.4%
LPL Financial Corporation* P.O. Box 50926 San Diego, CA 92150-2926			15.3%
Pershing LLC* PO Box 2052 Jersey City, NJ 07303			79.7%
Foresters Financial Services, Inc. Raritan Plaza I Edison NJ 08837				100.0%

* Denotes record owner of Fund shares only

OREGON TAX EXEMPT
FUND
BENEFICIAL OWNERS
OF 5% OR MORE OF
SHARES AS OF
DECEMBER 7, 2018

Shareholder Name and Address	Class A	Class B	Advisor Class	Institutional Class
Robert Gigoux PO Box 307 Aumsville, OR 97325		22.9%
Leah Chapman 431 Dean Ave Eugene, OR 37404		77.0%
James E Trofitter 35298 Woodland Lane Astoria, OR 97103			7.9%
Pershing LLC* PO Box 2052 Jersey City, NJ 07303			72.2%
Foresters Financial Services, Inc. Raritan Plaza I Edison NJ 08837				100.0%

* Denotes record owner of Fund shares only

APPENDIX C

Comparable Fund	Size as of 12/7/18	Comparable Fund Advisory Fee Rate[1]
Green Square Tax Exempt High Income Fund	$81 million	0.55% of average daily net assets

1 There are no waivers/reductions.